In re Farmland Transportation		Case No. 02-50564

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JULY, 2003

REVENUE
Gross Income		$ 10,579.43
Less Cost of Goods Sold		$ 11,721.38
Materials	$ -
Direct Labor	$ -
Overhead	$ 11,721.38
Gross Profit		$ (1,141.95)

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 16,284.64
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ 2,605.95
Lease and Rent	$ -
Telephone and Utlities	$ 3,745.55
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ 3,750.00
Other Expenses	$ 64,821.93
Total Operating Expenses		$ 91,208.07
Net Income (Loss)		($92,350.02)

CURRENT ASSETS
Accounts Receivable at end of month		$ 742,651.04
Increase (Decrease) in AR for month		$ (305,895.10)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (14,951.84)
Increase (Decrease) in Cash for month		$ 9,468.48

LIABILITIES
Increase (Decrease) in post-petition debt		$ (418.77)
Increase (Decrease) in pre-petition debt		$ 10,078.32
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (185,874.00)
Total Taxes Payable		$ (185,874.00)

Footnote:
PRE Fed Income Tax	$ (185,874.00)